# Asset Sale and Purchase Agreement

This Asset Sale and Purchase agreement (this "Agreement") is made and entered into this 10th day of March, 2017 by Momentous Entertainment Group, Inc., represented by Kürt Neübauer, registered address: P.O. Box 861 Sugar Land, Texas 77487 (the "Purchaser"), and Chimera® represented by Nathan Levine, having an address at 312 Main St. Fort Worth, Texas 76102. (the "Seller") (collectively, the "Parties").

## RECITALS

WHEREAS, the Seller is the owner and operator of ChimeraCompanyGames.com business (the "Business");

WHEREAS, the Purchaser desires to purchase and Seller desires to sell certain assets relating to the Business, as described below ("Purchased Assets"); and

WHEREAS, the Seller desires to transfer the Purchased Assets to Purchaser on the terms and conditions of this Agreement;.

**NOW THEREFORE**, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

## 1. SALE OF PURCHASED ASSETS

Pursuant to the provisions of this Agreement, the Seller hereby sells, assigns, transfers, conveys, and delivers to the Purchaser, and the Purchaser hereby purchases and accepts, all of Seller's rights, title and interest, if any, in and to the following Purchased Assets:

a) the domain nameChimeraCompanyGames.com (the "Website"), and any other associated domain names, Internet Protocol address of the website, web development, software development, design work, engineering work, images and pictures displayed on the website, computer software, artwork, programs and documentation used in the operation of the Website as described in Exhibit A,
b) all tangible property mentioned, including but not limited to equipment, business machines, computer hardware and software, tooling and other fixed assets or personal property mentioned in Exhibit A
c) all intangible property, including but not limited to all rights, titles and interests of the Seller, if any, under any leases of property or equipment as described in Exhibit A,
d) all intellectual property rights, including but not limited to, trademarks, trade names, service marks, service names copyrights, , telephone numbers, telephone listings, email listings, data bases and the like as described in Exhibit A,
e) all contracts and agreements relating to the Business as described in Exhibit A;
f) inventories, accounts receivable, and all other assets used in the operation of the Business as described in Exhibit A

## 2. EXCLUDED ASSETS

The Parties expressly agree that the following assets are excluded from the Purchased Assets and shall be retained by the Seller:

a) Cash;
b) Causes of action not related to the Purchased Assets;

## 3. CLOSING

a) The closing of the purchase and sale of the Purchased Assets shall take place on 3/15/2017 (the "Closing"). Upon Closing, the Seller shall fully and completely transfer to Purchaser all rights, interest and good and marketable title to said Purchased Assets, free and clear of any and all liens, charges and encumbrances.

The Seller shall not be liable or responsible for any kind of liabilities or obligations arising out of, or related to the Purchased Assets from and after the Closing.

b) At the Closing, the Seller shall deliver the Purchased Assets to the Purchaser and shall deliver the following documents to the Purchaser:
   (i) A Bill of Sale in substantially the form of Exhibit B;
   (ii) An assignment in which the Seller agrees to assign and the Purchaser agrees assume and agree to pay all Assumed Liabilities, as defined in Section 5(a) (**"Assignment"**);
   (iii) All system and user documentation pertaining to the Website, including design or development specifications;
   (iv) List of Accounts;
   (v) such other documents as may be reasonably requested by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

## 4. PURCHASE PRICE AND PAYMENTS

In consideration of the sale and transfer of the Purchased Assets, the Purchaser hereby agrees the total cash value consideration will be three hundred and twenty thousand US Dollars ($320,000 USD).

The Purchaser agrees to pay a sum of seventy-five thousand Dollars ($75,000) via an Escrow account set up with Escrow.com for the purpose of carrying out this Agreement, prior to Closing.

The Structure of the purchase price and payments is as follows:

a. Due at closing: Seventy-five thousand USD ($75,000) cash, via escrow.

b. Due at closing: $60,000 cash value of Momentous Entertaiment Group, Inc. Free Trading stock for consulting services. The number of shares transferred is determined by the closing stock price on the day of the agreement closing (3/15/2017)

c. Due at closing: 60 shares (60,000 common shares) Preferred B stock ($1,200 value today)

d. Due 35 days from close (4/19/2017) : Fifty-three thousand eight hundred USD ($53,800) cash wired to purchaser.

e. Note payable: One hundred and thirty thousand USD ($130,000) in the form of a note payable, paid in 18 equal monthly installments of principal and interest beginning April 1st 2017 by bank wire. The interest rate shall be 6% per annum.

## 5. LIABILITIES

a) At the Closing, the Purchaser shall assume and agree to pay, discharge or perform only the following liabilities and obligations:
   (i) any and all obligations under purchase orders or statement of works;

## 6. SELLER'S REPRESENTATIONS AND WARRANTIES

The Seller hereby represents and warrants to the Purchaser as follows:

a) The Seller has full power, authority, and ownership to enter into this Agreement and to carry out the transactions made hereunder. The Seller has obtained all necessary approvals and permits required to enter into this Agreement and to sell the Purchased Assets.

b) The Seller warrants that the Seller has good and marketable title to all the Purchased Assets hereunder.

c) The Purchased Assets sold and transferred under this Agreement:
   (i) are in good condition and repair and are fit for the particular purposes for which they are intended to be used,
   (ii) do not contain any viruses, trap doors, hidden sequences, hot keys, or time bombs,
   (iii) do not contain any libelous, false, or defamatory material,
   (iv) do not contain material that to the Seller's knowledge infringes any third party intellectual property rights and in particular copyright, patent and trademark rights,

(v) to the Seller's knowledge, do not violate any applicable law or regulations,

(vi) to the Seller's knowledge, all accounts and other receivables are legal, valid and binding obligations, collectible in full at face value when due, and

(vii) to the Seller's knowledge, all rights of the Seller do not infringe on any rights of others.

d) There are no lawsuits, claims, arbitration, investigation or other proceedings pending or threatened against the Seller or the Business affecting the Purchased Assets, at law or in equity, before any court, arbitration tribunal, licensing authority or governmental agency.

e) The Seller has properly completed and timely filed all tax returns and reports required to be filed by it (the "Tax Returns"). All Tax Returns are accurate, complete and correct as filed. The Seller has not been notified by any governmental authority that an audit or review of any tax matter is contemplated.

f) The execution, delivery and performance of this Agreement does not and will not violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decrees relating the Seller or require any consent, notice to or filing with any governmental authority on behalf of the Seller.

g) No representation, warranty or statement by the Seller in this Agreement, or any document furnished or to be furnished to the Purchaser pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

## 7. PURCHASER'S REPRESENTATIONS AND WARRANTIES

The Purchaser hereby represents and warrants to the Seller as follows:

a) Purchaser has full power, authority, and ownership to enter into this Agreement and to carry out the transactions made hereunder. Purchaser has obtained all necessary approvals and permits required to enter into this Agreement and to purchase the Purchased Assets hereunder.

b) There are no lawsuits, threats of litigation, claims, arbitration, investigation or other proceedings pending or threatened against the Purchaser at law or in equity, before any court, arbitration tribunal, licensing authority or governmental agency which prevents the Purchaser from consummating the transactions made herein.

c) The Purchaser will make all payments and perform all such actions as required of it by this Agreement.

d) The execution, delivery and performance of this Agreement does not and will not violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decrees relating the Purchaser or require any consent, notice to or filing with any governmental authority on behalf of the Purchaser.

e) No representation, warranty or statement by the Purchaser in this Agreement, or any document furnished or to be furnished to the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

## 8. SELLER'S COVENANTS

The Seller hereby covenants and agrees as follows:

a) Between the date of this Agreement and the Closing, the Seller shall use its best efforts to maintain all existing suppliers, customers and others having business relations with the Seller.

b) Between the date of this Agreement and the Closing, the Seller shall make no sale of assets other than in the ordinary course of the Seller's past practice.

c) Upon request of Purchaser, the Seller shall take all necessary steps and actions and to execute all documents necessary to perfect and implement the Purchaser's ownership, possession and control of the Purchased Assets and the Business.

d) Between the date of this Agreement and the Closing, the Seller shall maintain the tangible Purchased Assets in good operating order, repair and condition.

e) Between the date of this Agreement and the Closing, the Seller shall promptly advise the Purchaser of any adverse change in the condition of the Purchased Assets.

f) Between the date of this Agreement and the Closing, the Seller shall not create or permit to exist any lien or encumbrance with respect to any of the Purchased Assets.

g) Between the date of this Agreement and the Closing, the Seller shall maintain and collect any account receivables and extend credit terms to its customers only in the ordinary course of business consistent with past practices.

## 9. TERMINATION

a) This Agreement may be terminated at any time prior to the Closing either:
   (i) by mutual agreement in writing by the Parties;
   (ii) by written notice from the Seller to the Purchaser, if the Purchaser has breached any material representation or warranty of the Purchaser contained in this Agreement, or if the Purchaser has failed to comply with any covenant or agreement to be complied under this Agreement; and
   (iii) by written notice from the Purchasers to the Seller, if the Seller has breached any material representation or warranty of Seller contained in this Agreement, or if the Seller has failed to comply with any covenant or agreement to be complied under this Agreement.

b) If either party wishes to terminate this Agreement pursuant to Section 9(a) hereof, such party shall give notice to the other party stating that such party is terminating this Agreement and setting forth a brief statement of the basis on which such party is terminating this Agreement.

c) If this Agreement is terminated pursuant to this Section 9, this Agreement shall forthwith cease to have effect by and among the Parties and all further obligations of the Parties shall terminate without further liability except for those provisions that expressly survive the termination of this Agreement.

## 10. CONFIDENTIALITY AND NONDISCLOSURE

a) The Seller and the Purchaser acknowledge that the existence and contents of this Agreement and all negotiations made pursuant to this Agreement are confidential information. The Seller and the Purchaser also agree that all information relating to the Business including but not limited to the following shall be deemed confidential information: business strategies, technology plans, financial conditions, business plans, marketing strategies and plans, data, business records, customer lists, and any and all information concerning the Business that would be deemed confidential, a customer list, or other form of proprietary information of the Company (collectively "Confidential Information").

b) The Seller and the Purchaser hereby expressly agree not to disclose any Confidential Information to any third party. The Seller may, however, disclose such Confidential Information if required by law or court order, provided that the Seller gives the Purchaser prior written notice and makes good faith best efforts to obtain confidential treatment for such Confidential Information.

## 11.NON-COMPETITION

For a period of 1 year following termination of this Agreement Both parties agree that this Agreement does not prevent or prohibit Arkham Labs, or any company owned by a previous Chimera partner, from making digital trading card games, any game planned for console launch, any game planned for launch on PC/MAC through a distribution channel such as Steam, any game planned for launch on mobile, action RPG games on any platform, puzzle games on any platform, simulation games on any platform, and MMO games on any platform.

If Arkham Labs intends on selling any social networking game while under this consulting agreement, Arkham will give Momentous Entertainment Group, Inc. first right of refusal, as a professional courtesy.

## 12. ASSIGNMENT OF INTELLECTUAL PROPERTY

The Seller hereby assigns and conveys to the Purchaser all worldwide right, title and interest in and to proprietary works developed, created, invented, conceived, or authored by the Seller in connection with the Business. Such works shall include but not be limited to the domain name, website, software, design work, engineering work, text, images, content and/or computer software characters, artwork, programs and documentation including worldwide trademark, copyright,. The Seller shall provide the Purchaser with all such work, materials or information prepared by the Seller relating to the Purchased Assets and the Business

## 13. CONDITION OF PURCHASED ASSETS

The Purchaser agrees that it has purchased the Purchased Assets in their "AS IS," "WHERE IS" and "WITH ALL FAULTS" condition, without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever. The Purchaser acknowledges that it has previously been given the opportunity to and has conducted necessary investigations and inspections of the Purchased Assets and is satisfied with the present condition of the Purchased Assets.

## 14. DISCLAIMER

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THE SELLER DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE PURCHASED ASSETS, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE PURCHASED ASSETS AND ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

## 15. INDEMNITY

a) The Seller, jointly and severally, agrees to defend and indemnify and hold the Purchaser and its officers, directors and affiliates harmless from and against, any and all claims, liability, obligations, damages, losses, expenses and costs (including, but not limited to, reasonable attorneys' fees) of any kind and nature resulting from or arising out of or in connection with the following:
   (i) any breach of any of warranties, representations, or obligations contained in this Agreement, and
   (ii) the Seller's ownership and operation of the Business and the Purchased Assets prior to the Closing.

   The Purchaser will provide reasonable cooperation to the Seller in such defense and reserves the right to control any such defense in the event that the Purchaser believes that the Seller is not effectively protecting the Purchaser's rights.

b) The Purchaser, jointly and severally, agrees to defend and indemnify and hold the Seller and its officers, directors and affiliates harmless from and against, any and all claims, liability, obligations, damages, losses, expenses and costs (including, but not limited to, reasonable attorneys' fees) of any kind and nature resulting from or arising out of or in connection with the following:
   (i) any breach of any of warranties, representations, or obligations contained in this Agreement, and
   (ii) the Purchaser's ownership and operation of the Business and the Purchased Assets on and after the Closing

   The Seller will provide reasonable cooperation to the Purchaser in such defense and reserves the right to control any such defense in the event that the Seller believes that the Purchaser is not effectively protecting the Seller's rights.

## 16. TRANSITION ASSISTANCE

The Seller shall assist and help the Purchaser in handing over all technical contents, systems and data to the Purchaser. From the date of this Agreement and for a period of ninety (90) days thereafter, the Seller agrees to provide the Purchaser the following services:

a) The Seller or the Seller's representative shall be available to answer and train the Purchaser or any of the Purchaser's representatives on any operational questions relating to the operating of the Business and also to provide feedback or support for any potential sellers or purchasers who may contact the Business.
b) The Seller shall provide the Purchaser with necessary briefing about the procedures relating to operation of the Business along with step-by-step instructions upon request.
c) The Seller shall provide the Purchaser with necessary briefing about any ongoing maintenance, ongoing search engine optimization and other techniques used in relation with the Business. The Seller also agrees to provide necessary documentation to support this briefing upon request.

## 17. CONSULTING AGREEMENT

In consideration of the sale and transfer of the Purchased Assets, the Purchaser hereby agrees to the terms of the Consulting Agreement described in Exhibit C.

## 18. SEVERABILITY

If for any reason a court of competent jurisdiction finds any provision or portion of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to give effect to the intent of the Parties and the remainder of this Agreement will continue in full force and effect.

## 19. NO AGENCY

The Parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency, or joint venture.

## 20. GOVERNING LAW; JURISDICTION

This Agreement shall be governed by the internal laws of the state of Texas without giving effect to provisions related to choice of laws or conflict of laws. Venue and jurisdiction of any lawsuit involving this Agreement shall exist exclusively in the courts in the state of Texas unless injunctive relief is sought by the Purchaser, and, according to the Purchaser's sole discretion, such relief may not be effective unless obtained in another venue.

## 21. NOTICES

All notices, demands, and requests which may be given or which are required to be given hereunder by either party to the other shall be in writing. Such notices shall be deemed delivered when personally delivered to the address of the party to receive such notice set forth below or, whether actually received or not, five (5) days after having been deposited in any post office or mail receptacle regularly maintained by the United States Government, certified or registered mail, return receipt requested, postage prepaid, properly addressed as follows:

If to Purchaser:

Momentous Entertainment Group, Inc.
P.O. Box 861 Sugar Land, Texas 77487

If to Seller:

Nathan Levine

916 Yukon Dr, Mansfield TX 76063

## 22. INJUNCTIVE RELIEF

The Seller hereby acknowledges and agrees that any breach or threatened breach of any of the noncompetition or nondisclosure provisions of this Agreement would cause irreparable loss to the Purchaser, which may not be adequately compensated by money damages. The Purchaser may obtain a restraining order or injunction prohibiting the Seller's breach or threatened breach of such provisions in addition to any other legal or equitable remedies that may be available.

## 23. OPPORTUNITY TO CONSULT WITH COUNSEL

The Parties hereby acknowledge and agree that they have read this Agreement, freely and voluntarily agree to all its terms and conditions, and have independently evaluated the desirability of entering into this Agreement. Each Party acknowledges that it has consulted, or has had ample opportunity to consult legal counsel regarding this Agreement and each and every provision of this Agreement.

## 24. SUPERSEDE

This Agreement supersedes all previous agreements between the Parties, contains the whole of this Agreement between the Parties and may not be modified except in writing.

## 25. COUNTERPARTS

This Agreement may be executed in counterparts, to include facsimile counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

## 25. SURVIVAL OF REPRESENTATIONS

All representations and warranties of the Parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing.

## 26. RISK OF LOSS

The risk of loss, damage or condemnation of any of the Purchased Assets from any cause whatsoever shall be borne by the Seller at all times prior to the Closing.

## 27. ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement may not be assigned by any of the Parties hereto without the prior written consent of all other Parties hereto, and any purported assignment without such consent shall be void.

## 28. HEADINGS

The section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date shown above.

By: Nathan Levine

Signature: ______________________

Date: 03/10/2017

By: Kürt Neübauer

Signature: ______________________

Date: 03/10/17

# EXHIBIT A
# ASSETS

The Assets shall be defined as:

(i) Seller's URL address ChimeraCompanyGames.com,

(ii) Seller's tangible and intangible property of the Business wherever located, including website content, applications, submissions,

(iii) Seller's company name: Chimera,

(iv) Seller's trademark Chimera®, and the goodwill associated therewith, and

(v) contracts of the Business:

1. Domain Names(s) Transfer
    1. ChimeraCompanyGames.com

2. Game Server (Softlayer / IBM Dedicated Server Billing Responsibility)
    a. Databases and game files Located on server
    b. E-mail addresses exported as an xlsx

3. Customer Service Portal Login

4. Facebook Admin Rights for Chimera games including;
    1. The Mob: Rise of the Don
    2. Renegade
    3. Monster Island
    4. Heroes: Knights of the Realm
    5. Mercenary Star
    6. Syndicate
    7. Zombie Rezurrection

Facebook Advertising Rights for Chimera

Web Portal PayPal links changed to a PayPal account of buyer's choice

Transfer of trademark ownership of Chimera ®

Credentials for the Chimera BBB account

Source Files for the Chimera Crescent Moon / Cloud Logo

# EXHIBIT B
# BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, Nathan Levine (the ”Seller”) hereby assigns, conveys and transfers over unto Momentous Entertainment Group, Inc. (the ”Purchaser"), all of the Seller’s right, title and interest, if any, in and to the Purchased Assets as set forth on the Exhibit A of the Asset Purchase & Sale Agreement entered into between the Seller and the Purchaser on March 10, 2017.

The Seller warrants that it is the lawful owner in every respect of all of the described property and that the described property is free and clear of all liens, security agreements, encumbrances, claims, demands, and charges of every kind whatsoever.

The Seller binds Seller, its successors and assigns, to warrant and defend the title to all of the described property to Purchaser, its successors and assigns, forever against every person lawfully claiming the described property or any part of it.

THE PURCHASED ASSETS ARE BEING SOLD "AS-IS, WHERE-IS" WITH NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXCEPT AS EXPRESSLY PROVIDED IN THE ASSET PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 10th day of March, 2017.

By: ______________________________

Name: Nathan Levine

# Signature Certificate

Document Reference: RKDARSJZ5JGUVZ8V599SXH

RightSignature
Easy Online Document Signing

**Kurt Neubauer**
Party ID: 5CE4VRIXM2EP8FDAUWY49X
IP Address: 73.155.48.246
VERIFIED EMAIL: kurt@momentousent.net

Electronic Signature:



Multi-Factor
**Digital Fingerprint Checksum** 51ef4a489156101790887babe762c664a620db57

**Nathan Levine**
Party ID: RPAEHAJU3J66RL37V4TYNT
IP Address: 24.182.206.73
VERIFIED EMAIL: nathan@squarevault.com

Electronic Signature:



Multi-Factor
**Digital Fingerprint Checksum** 18f3dd21a329514765486e5ebe849f2a5eb78ff9

| Timestamp | Audit |
|---|---|
| 2017-03-10 14:09:25 -0800 | All parties have signed document. Signed copies sent to: Shane Vutee, Kurt Neubauer, Nathan Levine, and Flippa Deal Flow. |
| 2017-03-10 14:09:25 -0800 | Document signed by Nathan Levine (nathan@squarevault.com) with drawn signature. - 24.182.206.73 |
| 2017-03-10 13:41:30 -0800 | Document signed by Kurt Neubauer (kurt@momentousent.net) with drawn signature. - 73.155.48.246 |
| 2017-03-10 13:40:45 -0800 | Document viewed by Kurt Neubauer (kurt@momentousent.net). - 73.155.48.246 |
| 2017-03-10 13:29:35 -0800 | Document viewed by Nathan Levine (nathan@squarevault.com). - 24.182.206.73 |
| 2017-03-10 13:26:08 -0800 | Document created by Flippa Deal Flow (dealflow@flippa.com). - 73.229.78.248 |

This signature page provides a record of the online activity executing this contract.